As filed with the Securities and Exchange Commission on June , 1998

                                             Registration No. 333-
===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549
                        ---------------------------


                                  FORM S-8

                           REGISTRATION STATEMENT

                                   UNDER

                         THE SECURITIES ACT OF 1933

                        ---------------------------


                                CHIREX INC.

           (Exact name of registrant as specified in its charter)

            Delaware                            04-3296309
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)           Identification Number)

                            300 Atlantic Street
                                 Suite 402
                        Stamford, Connecticut 06901
       (Address, including Zip Code, of Principal Executive Offices)
                        ---------------------------

                   ChiRex Inc. 1997 Stock Incentive Plan
                          (Full title of the plan)
                        ---------------------------

                              Beth Hecht, Esq.
                              General Counsel
                                ChiRex Inc.
                            300 Atlantic Street
                                 Suite 402
                        Stamford, Connecticut 06901
                               (203) 351-2300
         (Name, address and telephone number, including area code,
                           of agent for service)
                        ---------------------------

                      CALCULATION OF REGISTRATION FEE
===========================================================================



Title of                     Proposed
Securities                   Maximum      Proposed Maximum
to be       Amount to be  Offering Price      Aggregate           Amount of
Registered  Registered(1)  Per Share(2)   Offering Price(2)   Registration Fee

Common Stock  2,000,000      $15.125        $30,250,000          $8,923.75
==============================================================================

(1) Represents the maximum number of shares that may be acquired under the ChiRex Inc. Stock Incentive Plan.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 25, 1998.
===========================================================================

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated by reference herein:

          (1) The Registrant's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (2) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1998, filed pursuant to Sections 13(a) or 15(d) of the Exchange Act.

          (3) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

          (4) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Article EIGHTH of the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination of liability of directors for breaches of fiduciary duty.

     Article NINTH of the Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant or another entity, at the request of the Registrant, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and
(b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. In the event the Registrant does not assume the defense of an action in accordance with the Certificate of Incorporation, expenses shall be advanced to a director or officer at his request prior to the final disposition of the matter, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met and must be made if the director or officer was successful, on the merits or otherwise, in defense of the matter. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to made an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought, and the Registrant has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and other expenses actually and reasonably incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The Registrant has directors and officers liability insurance for the benefit of its directors and officers.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration
Statement:

Exhibit No.                   Description

   3.1*     Certificate of Incorporation of the Registrant

   3.2*     By-Laws of the Registrant

   4* Specimen Certificate for Shares of Common Stock, $.01 par value, of the Registrant

   5        Opinion of Cravath, Swaine & Moore

   23.1     Consent of Cravath, Swaine & Moore (included in Exhibit 5)

   23.2     Consent of Arthur Andersen LLP

   23.3     Consent of Coopers & Lybrand L.L.P.

   24 Power of Attorney (included on the signature page of this Registration Statement)


--------
     * Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-80831).

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 17th day of June, 1998.


                                 CHIREX INC.


                                 By: /s/ Michael A. Griffith
                                    ---------------------------
                                    Name:  Michael A. Griffith
                                    Title: Vice President and Chief
                                           Financial Officer



                      POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of ChiRex Inc., hereby severally constitute and appoint Michael A. Griffith our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below any and all amendments to this Registration Statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors of ChiRex Inc. to enable ChiRex Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to this Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities on this 17th day of June, 1998.


            Signature                           Title

  /s/ Alan R. Clark
  -------------------------         President and Chief Operating Officer
       Alan R. Clark                   (Principal Executive Officer)

  /s/ Michael A. Griffith           Vice President and Chief Financial
  -------------------------                      Officer
     Michael A. Griffith               (Principal Financial Officer)


  -------------------------        Director
        Dirk Detert

  /s/ Elizabeth M. Greetham
  -------------------------        Director
    Elizabeth M. Greetham

  /s/ Eric N. Jacobsen
  -------------------------        Director
      Eric N. Jacobsen

  /s/ W. Dieter Zander
  -------------------------        Director
      W. Dieter Zander

                               EXHIBIT INDEX



Exhibit No.                        Description

     3.1*     Certificate of Incorporation of the Registrant

     3.2*     By-Laws of the Registrant

      4*      Specimen Certificate for Shares of Common Stock,
              $.01 par value, of the Registrant

       5      Opinion of Cravath, Swaine & Moore

     23.1     Consent of Cravath, Swaine & Moore (included in Exhibit 5)

     23.2     Consent of Arthur Andersen LLP

     23.3     Consent of Coopers & Lybrand L.L.P.

      24 Power of Attorney (included on the signature page of this Registration Statement)


---------------
     * Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-80831).

                                                            Exhibit 23.1




                                                            June 23, 1998


                              ChiRex Inc.
                       1997 Stock Incentive Plan


Ladies and Gentlemen:

          We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 2,000,000 shares of Common Stock, $.01 par value per share (the "Shares"), of ChiRex, Inc., a Delaware corporation (the "Company"), to be issued under the Company's 1997 Stock Incentive Plan (the "Plan").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including:
(a) the Certificate of Incorporation of the Company; (b) the By-laws of the Company; (c) resolutions adopted by the Board of Directors of the Company on February 20, 1997, and the Annual Meeting of Stockholders on April 17, 1997, and (d) the Registration Statement.

          Based on such examination, we are of the opinion that the Shares have been duly authorized and, when certificates for such Shares have been duly executed, countersigned by a transfer agent and registered by a registrar, paid for in accordance with applicable law and delivered in accordance with the terms of the Plan, such Shares will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

          We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.


          We are furnishing this opinion to you solely for the benefit of the Company. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

                                        Very truly yours,

                                        /s/ Cravath, Swaine & Moore


ChiRex Inc.
      300 Atlantic Street
            Suite 402
                  Stamford, CT 06901

                                                         Exhibit 23.2


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated February 4, 1998 incorporated by reference in the Form 10-K of ChiRex Inc. for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                            /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 19, 1998

                                                              Exhibit 23.3










                  CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of ChiRex Inc. on Form S-8 to register 2,000,000 shares of common stock of ChiRex Inc. pursuant to the ChiRex Inc. 1997 Stock Incentive Plan of our report dated February 9, 1996, on our audits of the consolidated statements of operations, shareholders' equity and cash flows and the related financial statement schedule, all for the year ended December 31, 1995, of ChiRex Inc. (formerly SepraChem Inc.), which reports are included or incorporated by reference in ChiRex Inc.'s 1997 Annual Report on Form 10-K.

                                      /s/ Coopers & Lybrand, L.L.P.

Boston, Massachusetts
June 23, 1998